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                                                                   EXHIBIT 3.7


                            ARTICLES OF INCORPORATION

                                       OF

                              ASTRA SERVICES, INC.


         The undersigned sole incorporator hereby undertakes to form and establish a corporation FOR PROFIT under the laws of the State of Kansas.

         FIRST: The name of the Corporation is ASTRA SERVICES, INC.

         SECOND: The location of its registered office in this state is 818 Kansas Avenue, Topeka, Shawnee County, Kansas, 66612.

         THIRD: The name and address of its resident agent in this state is Stacy F. Kramer, 818 Kansas Avenue, Topeka, Shawnee County, Kansas 66612.

         FOURTH: This Corporation is organized FOR PROFIT and the nature of its business is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code. Provided however, this Corporation may not engage in the business of an electric or retail natural gas utility.

         FIFTH: The Corporation is authorized to issue only one class of common stock. The total number of shares of stock which the Corporation shall have authority to issue shall be ONE THOUSAND (1,000) Shares of NO PAR VALUE COMMON STOCK. Such shares may be issued for such consideration as is determined from time to time by the Board of Directors of the Corporation.

         SIXTH: The business and affairs of the Corporation shall be managed by its Board of Directors. The powers of the Incorporator are to terminate upon the filing of the ARTICLES OF INCORPORATION with the Secretary of State. The name and mailing address of the person who is to serve as sole Director until the first meeting of Stockholders or until his successor is duly elected and qualified is:



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                               Richard D. Terrill
                             6315 South Pointe Drive
                              Auburn, Kansas 66402

         The number of Directors, if more than one, shall be fixed by, or in the manner provided in, the BYLAWS of the Corporation. Directors need not be Stockholders of the Corporation.

         SEVENTH: The name and mailing address of the sole incorporator is:

                                 Stacy F. Kramer
                           3039 SW Staffordshire Road
                              Topeka, Kansas 66614

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and its Directors and Stockholders, it is further provided:

         a. In furtherance, and not in limitation of the powers conferred by the laws of the State of Kansas, the Board of Directors is expressly authorized and empowered:

         (1) To make, alter, amend or repeal the Bylaws in any manner not inconsistent with the laws of the State of Kansas or these Articles of Incorporation, subject to the power of the Stockholders to amend, alter or repeal the Bylaws made by the Board of Directors or to limit or restrict the power of the Board of Directors so to make, alter, amend or repeal the Bylaws;

         (2) Without the assent or vote of the Stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

         (3) To determine the manner in which the votes of Stockholders for the election of Directors shall be evidenced, which need not be by written ballot.




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         b. Any Director or any Officer elected or appointed by the Stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the Bylaws of the Corporation.

         c. The holders of this Corporation's Common Stock shall not have preemptive rights.

         d. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its Stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said reorganization, if sanctioned by the court to which said application has been made, shall be binding on all the creditors or class of creditors, or on all the Stockholders or class of Stockholders of this Corporation, as the case may be, and also on this Corporation.

         NINTH: A Director of this Corporation shall have no personal liability to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director except to the extent that K.S.A. 17-6002(b)(8) (or any successor provision of the Kansas General Corporation Code), as amended from time to time, expressly provides that the liability of a Director may not be eliminated or limited.


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         TENTH: To the extent permitted by the Kansas General Corporation Code, any action which may be taken at any annual or special meeting of either stockholders or directors may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action taken is signed by (i) all of the holders of the Corporation's issued and outstanding shares in the case of the Stockholders or (ii) all of the duly elected and serving Directors, in the case of the Directors.

         IN WITNESS WHEREOF, I have hereunto subscribed my name as sole incorporator this 19th day of April, 1995.


                                 /s/ STACY F. KRAMER
                                 ----------------------------------
                                 Stacy F. Kramer

STATE OF KANSAS   )
                  ) ss:
COUNTY OF SHAWNEE )

         BE IT REMEMBERED, that on this 19th of April, 1995, before me, the undersigned, a Notary Public in and for the County and State aforesaid, came Stacy F. Kramer who personally is known to me to be the same person who executed the foregoing ARTICLES OF INCORPORATION and duly acknowledged the execution of the same as her free and voluntary act and deed.

         IN WITNESS WHEREOF, I have hereto set my hand affixed my notarial seal the day and year last above written.


                                 /s/ REGINA I. DeGARMO
                                 -----------------------------------
                                 Notary Public
My Appointment expires:
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                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                              ASTRA SERVICES, INC.

         We, Steven A. Millstein, President, and Robert J. Knott, Secretary of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that a unanimous written consent of the Board of Directors of said corporation, was adopted setting forth the following amendment to the Articles of Incorporation and declaring their advisability:

                  Resolved, That the following amendment of the Company's Articles of Incorporation be, and it hereby is proposed and declared advisable:

                  The following paragraph be included as a replacement for the existing paragraph of Article First of the Articles of Incorporation and read as follows:

                  The name of the corporation is Westar Consumer Services, Inc.

         We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendments, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendments.

         We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendments.

         We further certify that the amendments were duly adopted in accordance with the provision of K.S.A. 17-6602, as amended.

         We further certify that the capital of said corporation will not be reduced under or by reason of said amendments.



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         IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation the 29th day of November, 1995.


                                        /s/ STEVEN A. MILLSTEIN
                                        ---------------------------------------
                                        Steven A. Millstein
                                        President


                                        /s/ Robert J. Knott
                                        ---------------------------------------
                                        Robert J. Knott
                                        Secretary


STATE OF KANSAS                     )
                                    )
COUNTY OF SHAWNEE                   )


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Steven A. Millstein, President and Robert J. Knott, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledge the execution of the same this 29th day of November, 1995.



                                        /s/ Tracy E. Hill
                                        ---------------------------------------
                                        Notary Public



                                        2


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                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                         WESTAR CONSUMER SERVICES, INC.

         We, Steven A. Millstein, President, and Marilyn K. Dalton, Secretary of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that a unanimous written consent of the Board of Directors of said corporation, was adopted setting forth the following amendment to the Articles of Incorporation and declaring their advisability

                  Resolved, that the following amendment of the Company's Articles of Incorporation be, and hereby is, proposed and declared advisable

                  Article First of the Articles of Incorporation be amended in its entirety to read as follows:

                  The name of the corporation is Westar Security, Inc.

         We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of shareholders for consideration of the proposed amendments, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the shareholders convened and considered the proposed amendments.

         We further certify that at the meeting a majority of the shareholders entitled to vote voted in favor of the proposed amendments.

         We further certify that the amendments were duly adopted in accordance with the provision of K.S.A. 17-6602, as amended.

         We further certify that the capital of said corporation will not be reduced under or by reason of said amendments.



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         IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation the 22nd day of July, 1996.





                                        /s/ STEVEN A. MILLSTEIN
                                        ---------------------------------------
                                        Steven A. Millstein
                                        President


                                        /s/ MARILYN K. DALTON
                                        ---------------------------------------
                                        Marilyn K. Dalton
                                        Secretary


STATE OF KANSAS                     )
                                    )
COUNTY OF SHAWNEE                   )


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Steven A. Millstein, President and Marilyn K. Dalton, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledge the execution of the same this 22nd day of July, 1996.




                                        /s/ Tracy E. Hill
                                        ---------------------------------------
                                        Notary Public



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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                       CENTENNIAL SECURITY HOLDINGS, INC.
                                  WITH AND INTO
                              WESTAR SECURITY, INC.

                   (UNDER K.S.A. 17-6703 OF THE KANSAS GENERAL
                 CORPORATION CODE AND SECTION 253 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

         --------------------------------------------------------------


WESTAR SECURITY, INC. hereby certifies that:

         (1) The name and state of incorporation of each of the constituent corporations are:

                  (a) Centennial Security Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Westar Security, Inc. ("Subsidiary"), and
                  (b) Westar Security, Inc., a Kansas corporation ("Parent" or the "Surviving Corporation").

         (2) Parent owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Subsidiary.

         (3) Pursuant to K.S.A. 17-6703 of the Kansas General Corporation Code and Section 253 of the General Corporation Law of the State of Delaware, the Board of Directors of Parent adopted resolutions authorizing the merger of Subsidiary with and into Parent by unanimous written consent. A copy of such resolutions dated as of March 27, 1998 is attached as Exhibit A hereto.

         (4) The name of the surviving corporation is Westar Security, Inc.

         (5) The Certificate of Incorporation of Westar Security, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         (6) The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Centennial Security Holdings, Inc., as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal procedures pursuant to Section 262 of



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the DGCL, and shall irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of such service of process shall be mailed to Protection One, Inc., 4221 W. John Carpenter Freeway, Irving, Texas 75063-2924, Attn: Legal Department.

         (7) The effective date of the merger shall be 4:00 p.m. Central Standard Time, on March 31, 1998.




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         IN WITNESS WHEREOF, Parent has caused this certificate to be signed by
Steve Millstein, its President, on the 27th day of March, 1998.

                                         WESTAR SECURITY, INC.


                                         By:  /s/ STEVEN A. MILLSTEIN
                                            -----------------------------------
                                                  Steven A. Millstein, President


                                         ATTEST:


                                         By:  /s/ JOHN HESSE
                                            -----------------------------------
                                                  John Hesse, Secretary


STATE OF TEXAS                      )
                                    )
COUNTY OF DALLAS                    )


         Before me, a Notary Public in and for the aforesaid county and state, personally appeared Steven A. Millstein and John Hesse, President and Secretary, respectively, of Westar Security, Inc., a Kansas corporation, who are known to me to be the same persons who executed the foregoing Certificate and duly acknowledge the execution of the same this 27th day of March, 1998.



                                        /s/ WENDY WILKES
                                        ---------------------------------------
                                        Notary Public

                                        Commission expires:

                                        10-11-2000
                                        ---------------------------------------




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                                    EXHIBIT A

                             RESOLUTIONS ADOPTED BY
                 THE BOARD OF DIRECTORS OF WESTAR SECURITY, INC.
                              AS OF MARCH 27, 1998

         BE IT RESOLVED, that the Board of Directors of Westar Security, Inc., a Kansas corporation (the "Corporation"), in its best business judgment deems it advisable and in the best interests of the Corporation and its sole shareholder that Centennial Security Holdings, Inc., a Delaware corporation ("Subsidiary") and a wholly-owned subsidiary of the Corporation, shall be merged with and into the Corporation (the "Merger"), and hereby approves the Merger in all respects.

         RESOLVED FURTHER, that Subsidiary shall be merged with and into the Corporation pursuant to the provisions of K.S.A. 17-6703 of the Kansas General Corporation Code ("KGCC") Section 253 of the Delaware General Corporation Law (the "DGCL"), and that in the Merger the Corporation shall be the surviving corporation.

         RESOLVED FURTHER, that the effective date (the "Effective Date") of the Merger shall be 4:00 p.m., Central Standard Time, on March 31, 1998.

         RESOLVED FURTHER, that in accordance with the KGCC and the DGCL, on the Effective Date of the Merger the separate existence of Subsidiary shall cease, and the Corporation and Subsidiary shall then and thereafter together comprise a single corporation, which shall be the Corporation; the Corporation shall have all the rights and privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the KGCC; the Corporation shall thereupon and thereafter possess all the rights, privileges and franchises of the Corporation and Subsidiary; all property (real, personal and mixed), all debts due on whatever account, all claims and all other interests of or belonging to or due to Subsidiary shall be taken and deemed to be transferred to and vested in the Corporation without further act or deed; the Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Subsidiary; any claim existing or action or proceeding pending by or against Subsidiary may be prosecuted as if the Merger had not taken place, or the Corporation may be substituted in the place of Subsidiary; and neither the rights of creditors nor any liens upon the property of the Corporation or Subsidiary shall be impaired by the Merger.



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         RESOLVED FURTHER, that each outstanding share of the capital stock of the Corporation shall continue to be an outstanding share of capital stock of the Corporation after the Effective Date of the Merger.

         RESOLVED FURTHER, that all of the outstanding shares of capital stock of Subsidiary owned by the Corporation on the Effective Date of the Merger shall, by virtue of the Merger, be canceled and retired; all certificates representing such share shall be canceled; and no cash, securities or other property shall be issued in respect of such shares by reason of the Merger.

         RESOLVED FURTHER, that no changes in the Articles of Incorporation, the By-laws, the directors or the officers of the Corporation shall be effected by the Merger.

         RESOLVED FURTHER, the officers of the Corporation are hereby authorized in the name and on behalf of the Corporation to execute and file with the Secretary of State of Kansas and the Secretary of State of Delaware appropriate Articles of Merger or other statement for the purpose of effectuating the Merger in accordance with the preceding resolutions.

         RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed in the name and on behalf of the Corporation to execute, acknowledge, certify, deliver, file, record and accept all such further instruments and documents and to do or cause to be done any and all other acts which in their judgment may be necessary or appropriate in order to effectuate the Merger in accordance with the preceding resolutions and the applicable provisions of the KGCC and the DGCL.




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